Exhibit 10.7

WAIVER AND FIRST AMENDMENT TO PROMISSORY NOTE

This Waiver and First Amendment ("Amendment") to that certain Promissory Note dated December 31, 2010, issued by AeroGrow International, Inc. (“Maker”) to Main Power Electrical Factory Ltd (“Holder”), is made and effective as of the 31st day of December, 2011 (“Effective Date”).

WHEREAS, Maker issued to Holder a Promissory Note (the “Note”) dated December 31, 2010 in the original principal amount of US$2,162,046.02; and

WHEREAS, Maker has made interest payments to Holder and the amount outstanding under the Note is US$2,162,046.02 as of December 31, 2011; and

WHEREAS, a default is in existence under the Note as a result of Maker’s breach of Paragraph 2 and Paragraph 6(e) of the Note (the “Existing Defaults”), and Maker has requested Holder to waive the Existing Defaults; and

WHEREAS, the parties desire to amend the Note as hereinafter set forth;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Note and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Amendment. Subject to the conditions set forth below, effective as of the Effective Date, the Note is amended as follows:

(a)           Paragraph 2 of the Note is deleted in its entirety and replaced by the following:

“2.          Payments of Interest and Principal

(a)             Payment Dates

Payments of interest and principal shall be made monthly on the 15th day of each month beginning in January 2012 and continue until such time as the principal balance and all accrued interest has been repaid in full, as provided in Schedule 1 attached hereto.  In the event that the 15th day of a month falls on a Saturday, Sunday, or other day when banks in the United States are closed for business, then the payment for that month will be due on the next day that banks in the United States are open for business. Time shall be of the essence of this Amendment and the Note.

(b)             Payment Schedule

Subject to Paragraph 2(c) below, payments of interest and principal shall be made by Maker to Holder in accordance with the attached Schedule 1.

(c)             Inventory-Based Payments

In the event that inventory held as collateral for this Note (the “Collateral Inventory”) is purchased by Maker from Holder, including but not limited to the component parts inventory that is used by Holder in manufacturing the finished goods that are purchased by Maker, then the amount of such Collateral Inventory purchased will reduce the outstanding principal amount of this Note.

In the event that prepayments of principal are made pursuant to Paragraph 2(c) of this Note, then the amount of future interest payment due pursuant to Schedule 1 shall be adjusted to reflect the actual amount of principal outstanding and for the actual number of days in the period for which interest is due, as further detailed in Paragraph 4 hereto.

  It is further agreed that, with reference to Paragraph 3 (Inventory Ownership) in the Agreement Relating to Certain Obligations owed by AeroGrow International, Inc. to Main Power Electrical Factory Ltd. dated 31 December 2010, the amount of inventories level reduction pursuant to Paragraph 2(c) of this Note will reduce the principal amount outstanding under this Note.  Any such principal amount reduction pursuant to Paragraph 2(c) of this Note will also reduce the monthly principal repayment amounts set out in Schedule 1 hereto in reverse order, such that the reductions will first be applied to installment number 48 on Schedule 1.  When installment number 48 has been reduced to zero, then any further reductions will be made to installment number 47, and so on.  For the avoidance of doubt and as an example, if the Maker uses US$200,000.00 of inventory held as collateral for this Note, then principal repayment for installment number 48 of Schedule 1 would be reduced from US$120,046.02 to zero, principal repayment for installment number 47 would be reduced from US$75,000.00 to zero, and principal repayment for installment number 46 would be reduced from US$75,000.00 to $70,046.02.”

(b)           Schedule 1 attached to this Amendment is hereby made a part of the Note as of the Effective Date.

2.           Waiver.  Holder hereby waives the Existing Defaults as of the Effective Date.

3.           Other Note Terms and Conditions.  The terms and conditions set forth in this Amendment shall modify and supersede only those terms and conditions of the Note that are specifically mentioned herein but not further or otherwise, and the waiver herein is a limited waiver and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Note or any future breach of the Note.  Except as expressly modified and superseded by this Amendment, the terms and conditions of the Note are ratified and confirmed and shall continue in full force and effect.

Accepted and agreed to as of December 31, 2011:

AEROGROW INTERNATIONAL, INC.

/s/ H. MacGregor Clarke
By:	H. MacGregor Clarke
Title:	Chief Financial Officer

MAIN POWER ELECTRICAL FACTORY LTD

/s/ Wanald Wun
By:	Wanald Wun
Title:	Financial Controller

Schedule 1

No. of installment	Payment Due Date	Beginning Principal Outstanding	Principal Repayment	Interest Payment	Total Installment Paid	Ending Principal Outstanding
		USD	USD	USD	USD	USD

1	15-Jan-12	2,162,046.02	1,000.00	14,413.64	15,413.64	2,161,046.02
2	15-Feb-12	2,161,046.02	1,000.00	14,406.97	15,406.97	2,160,046.02
3	15-Mar-12	2,160,046.02	1,000.00	14,400.31	15,400.31	2,159,046.02
4	15-Apr-12	2,159,046.02	1,000.00	14,393.64	15,393.64	2,158,046.02
5	15-May-12	2,158,046.02	1,000.00	14,386.97	15,386.97	2,157,046.02
6	15-Jun-12	2,157,046.02	1,000.00	14,380.31	15,380.31	2,156,046.02
7	15-Jul-12	2,156,046.02	1,000.00	14,373.64	15,373.64	2,155,046.02
8	15-Aug-12	2,155,046.02	1,000.00	14,366.97	15,366.97	2,154,046.02
9	15-Sep-12	2,154,046.02	1,000.00	14,360.31	15,360.31	2,153,046.02
10	15-Oct-12	2,153,046.02	1,000.00	14,353.64	15,353.64	2,152,046.02
11	15-Nov-12	2,152,046.02	1,000.00	14,346.97	15,346.97	2,151,046.02
12	15-Dec-12	2,151,046.02	1,000.00	14,340.31	15,340.31	2,150,046.02
13	15-Jan-13	2,150,046.02	50,000.00	14,333.64	64,333.64	2,100,046.02
14	15-Feb-13	2,100,046.02	50,000.00	14,000.31	64,000.31	2,050,046.02
15	15-Mar-13	2,050,046.02	50,000.00	13,666.97	63,666.97	2,000,046.02
16	15-Apr-13	2,000,046.02	50,000.00	13,333.64	63,333.64	1,950,046.02
17	15-May-13	1,950,046.02	50,000.00	13,000.31	63,000.31	1,900,046.02
18	15-Jun-13	1,900,046.02	30,000.00	12,666.97	42,666.97	1,870,046.02
19	15-Jul-13	1,870,046.02	30,000.00	12,466.97	42,466.97	1,840,046.02
20	15-Aug-13	1,840,046.02	30,000.00	12,266.97	42,266.97	1,810,046.02
21	15-Sep-13	1,810,046.02	30,000.00	12,066.97	42,066.97	1,780,046.02
22	15-Oct-13	1,780,046.02	30,000.00	11,866.97	41,866.97	1,750,046.02
23	15-Nov-13	1,750,046.02	30,000.00	11,666.97	41,666.97	1,720,046.02
24	15-Dec-13	1,720,046.02	50,000.00	11,466.97	61,466.97	1,670,046.02
25	15-Jan-14	1,670,046.02	75,000.00	11,133.64	86,133.64	1,595,046.02
26	15-Feb-14	1,595,046.02	75,000.00	10,633.64	85,633.64	1,520,046.02
27	15-Mar-14	1,520,046.02	75,000.00	10,133.64	85,133.64	1,445,046.02
28	15-Apr-14	1,445,046.02	75,000.00	9,633.64	84,633.64	1,370,046.02
29	15-May-14	1,370,046.02	50,000.00	9,133.64	59,133.64	1,320,046.02
30	15-Jun-14	1,320,046.02	50,000.00	8,800.31	58,800.31	1,270,046.02
31	15-Jul-14	1,270,046.02	50,000.00	8,466.97	58,466.97	1,220,046.02
32	15-Aug-14	1,220,046.02	50,000.00	8,133.64	58,133.64	1,170,046.02

No. of installment	Payment Due Date	Beginning Principal Outstanding	Principal Repayment	Interest Payment	Total Installment Paid	Ending Principal Outstanding
33	15-Sep-14	1,170,046.02	50,000.00	7,800.31	57,800.31	1,120,046.02
34	15-Oct-14	1,120,046.02	50,000.00	7,466.97	57,466.97	1,070,046.02
35	15-Nov-14	1,070,046.02	50,000.00	7,133.64	57,133.64	1,020,046.02
36	15-Dec-14	1,020,046.02	75,000.00	6,800.31	81,800.31	945,046.02
37	15-Jan-15	945,046.02	75,000.00	6,300.31	81,300.31	870,046.02
38	15-Feb-15	870,046.02	75,000.00	5,800.31	80,800.31	795,046.02
39	15-Mar-15	795,046.02	75,000.00	5,300.31	80,300.31	720,046.02
40	15-Apr-15	720,046.02	75,000.00	4,800.31	79,800.31	645,046.02
41	15-May-15	645,046.02	75,000.00	4,300.31	79,300.31	570,046.02
42	15-Jun-15	570,046.02	75,000.00	3,800.31	78,800.31	495,046.02
43	15-Jul-15	495,046.02	75,000.00	3,300.31	78,300.31	420,046.02
44	15-Aug-15	420,046.02	75,000.00	2,800.31	77,800.31	345,046.02
45	15-Sep-15	345,046.02	75,000.00	2,300.31	77,300.31	270,046.02
46	15-Oct-15	270,046.02	75,000.00	1,800.31	76,800.31	195,046.02
47	15-Nov-15	195,046.02	75,000.00	1,300.31	76,300.31	120,046.02
48	15-Dec-15	120,046.02	120,046.02	800.31	120,846.33	-